Exhibit 21

             SUMMARY OF SUBSIDIARIES AND AFFILIATED PHYSICIAN GROUPS


                                                          State of
         Name                                         Incorporation

PMC Medical Management, Inc.                       Maine
PHB Management Co., Inc.                           Pennsylvania
ProMedCo of Abilene, Inc.                          Delaware
ProMedCo of Champaign, Inc.                        Illinois
ProMedCo of Cullman, Inc.                          Alabama
ProMedCo of Denton, Inc.                           Delaware
ProMedCo of Lake Worth, Inc.                       Delaware
ProMedCo of Mayfield, Inc.                         Kentucky
ProMedCo of Northern Nevada, Inc.                  Nevada
ProMedCo of Sarasota, Inc.                         Florida
ProMedCo of Southwest Florida, Inc.                Florida
ProMedCo of Temple, Inc.                           Delaware
ProMedCo of The Coastal Bend, Inc.                 Delaware
ProMedCo of Morristown, Inc.                       Tennessee